EXHIBIT 10.3




July 1, 2001


Interboro Holding, Inc.
Educational Video Conferencing, Inc
35 East Grassy Sprain Road
Yonkers, NY 10710-4613

Attn:    Dr. Arol Buntzman, Chairman

Ladies and Gentlemen:

Reference is made to The Stock Purchase Agreement dated June 29, 2001 among and between Taylor Devine, Amee Devine, Louis Vescio and Margaret Vescio and Interboro Holding, Inc, and Educational Video Conferencing Inc. (the "Agreement"). Capitalized terms below shall have the same meaning as ascribed to them in the Agreement unless the context requires otherwise.

     1. Consents

          a.   State Licenses

          Sellers hereby represent and warrant to Buyer and EVCI that, while desirable for marketing purposes, licenses are not required from the States of Virginia, Maryland and Georgia in order to conduct the Business. Sellers agree to cooperate with ICTS in obtaining such licenses or renewals thereof as required as a result of the change of control of ICTS.

          b.   Leases

          Buyer and EVCI are not waiving the requirement that Sellers provide Consents of the landlords to the change of control of ICTS under the leases covering the ICTS premises at 660 Security Blvd, Baltimore Maryland and 2461 Eisenhower Ave, Alexandria Virginia. Sellers agree to obtain such consents by July 31, 2001 and to indemnify ICTS, Buyer or EVCI as provided under the Agreement for any Damages they may suffer as a result of Sellers' failure to deliver such Consents at Closing or thereafter.

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          c.   Contracts

          Buyer and EVCI are not waiving the requirement that Sellers provide Consents of Prosoft, VUE, and Sylvan to the change of control of ICTS under their respective contracts with ICTS. Sellers agree to obtain such consents by July 31, 2001 and to indemnify ICTS, Buyer or EVCI as provided in the Agreement for any Damages they may suffer as a result of Sellers' failure to deliver such Consents at Closing or thereafter.

     2.   Oracle and Cisco

          Sellers hereby represent and warrant to Buyer and EVCI that ICTS does not need a contract with Oracle or Cisco to offer and teach all Cisco and Oracle Courses.

     3.   Promissory Note

          Taylor Devine agrees to indemnify EVCI and Buyer, as provided in the Agreement, for any Damages they may suffer as a result of Taylor Devine's failure to deliver to Buyer at Closing the original signed Collateral Promissory Note and Security Agreement dated May 31, 1999 in the principal amount of $50,000 and included in the Other ICTS Interest. Taylor Devine represents and warrants to buyer and EVCI that after a diligent search he has been unable to locate such note and security agreement and agrees that if he does find such note and agreement he will promptly deliver it to Buyer free and clear of any Encumbrance.



                                           Sincerely,
Agreed:
                                           /s/ Taylor Devine
                                           -------------------------------------
Interboro Holding, Inc.                    Taylor Devine


By: /s/ Dr.John J. McGrath
    --------------------------------       /s/ Louis Vescio
    Dr. John J. McGrath                    -------------------------------------
    President                              Louis Vescio



Educational Video Conferencing, Inc.       /s/ Amee Devine
                                           -------------------------------------
                                           Amee Devine

By:  /s/ Dr. John J. McGrath
     -------------------------------       /s/ Louis Vescio, as attorney-in-fact
     Dr. John J. McGrath                   -------------------------------------
     Authorized Signitory                  Margaret Vescio